Exhibit 99.1

ICON ECI Fund Fifteen, L.P.

PORTFOLIO OVERVIEW

SECOND QUARTER 2016

Table of Contents

Introduction to Portfolio Overview	1

Dispositions During the Quarter	1

Disposition Following the Quarter	2

Portfolio Overview	3

Discussion	6

Revolving Line of Credit	7

Performance Analysis	7

Transactions with Related Parties	9

Financial Statements	11

Forward Looking Statements	16

Additional Information	16

ICON ECI Fund Fifteen, L.P.

As of September 30, 2016

Introduction to Portfolio Overview

We are pleased to present ICON ECI Fund Fifteen, L.P.’s (the “Fund”) Portfolio Overview for the quarter ended June 30, 2016. References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 15, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital, LLC.

The Fund makes investments in companies that utilize equipment and other corporate infrastructure (collectively, “Capital Assets”) to operate their businesses. These investments are primarily structured as debt and debt-like financings (such as loans and leases) that are collateralized by Capital Assets.

The Fund raised $196,688,918 commencing with its initial offering on June 6, 2011 through the closing of the offering on June 6, 2013. During the operating period, we anticipate continuing to invest in Capital Assets. Following our operating period, we will enter our liquidation period, during which time the loans and leases we own will mature or be sold in the ordinary course of business.

Dispositions During the Quarter

The Fund disposed of the following investments during the quarter ended June 30, 2016:

Ardmore Shipholding Limited
Structure:	Lease	Collateral:	Two chemical tanker vessels.
Disposition Date:	4/5/2016
The Fund’s Investment:	$4,868,000
Total Proceeds Received:	$7,222,000

Quattro Plant Limited
Structure:	Loan	Collateral:	Rail support construction equipment.
Disposition Date:	5/23/2016
The Fund’s Investment:	£4,000,000
Total Proceeds Received:	£5,796,000

Höegh Autoliners Shipping AS
Structure:	Lease	Collateral:	A car carrier vessel.
Disposition Date:	6/8/2016
The Fund’s Investment:	$17,284,000
Total Proceeds Received:	$26,172,000

ICON ECI Fund Fifteen, L.P.

Dispositions During the Quarter (continued)

Challenge Mfg. Company, LLC
Structure:	Leases	Collateral:	Auxiliary support equipment and robots.
Disposition Date:	6/8/2016
The Fund’s Investment:	$13,951,000
Total Proceeds Received:	$15,319,000

Disposition Following the Quarter

The Fund disposed of the following investment after the quarter ended June 30, 2016:

Premier Trailer Leasing, Inc.
Structure:	Loan	Collateral:	Trailers.
Disposition Date:	8/8/2016
The Fund’s Investment:	$5,000,000
Total Proceeds Received:	$6,151,000

ICON ECI Fund Fifteen, L.P.

Portfolio Overview

As of June 30, 2016, our portfolio consisted of the following investments:

Kyla Shipping Company
Structure:	Loan	Collateral:	A dry bulk carrier.
Maturity Date:	11/22/2016
Current Status:	See Discussion	Net Carrying Value:	$0(1)

Lubricating Specialties Company
Structure:	Loan	Collateral:	Liquid storage tanks, blending lines and packaging equipment.
Maturity Date:	8/1/2018
Current Status:	Performing	Net Carrying Value:	$9,196,020 (1)

Bergshav Product Tankers
Structure:	Loan	Collateral:	Three product tanker vessels.
Maturity Date:	10/4/2017
Current Status:	Performing	Net Carrying Value:	$7,205,312 (1)

Premier Trailer Leasing, Inc.
Structure:	Loan	Collateral:	Trailers.
Maturity Date:	9/24/2020
Current Status:	Performing	Net Carrying Value:	$5,211,975 (1)

Sargeant Marine, Inc.
Structure:	Loan	Collateral:	Asphalt carrier vessel.
Maturity Date:	12/31/2018
Current Status:	Performing	Net Carrying Value:	$1,477,124 (1)

Técnicas Marítimas Avanzadas, S.A. de C.V.
Structure:	Loan	Collateral:	Four platform supply vessels.
Maturity Date:	8/27/2019
Current Status:	See Discussion	Net Carrying Value:	$3,500,490 (1)

ICON ECI Fund Fifteen, L.P.

Portfolio Overview (Continued)

Inotera Memories, Inc.
Structure:	Lease	Collateral:	An ASML Twinscan NXT 1970ci photolithograph immersion scanner used in semiconductor manufacturing.
Expiration Date:	11/30/2016
Current Status:	Performing	Net Carrying Value:	$18,474,032 (2)

Challenge Mfg. Company, LLC
Structure:	Lease	Collateral:	Auxiliary support equipment and robots.
Expiration Dates:	10/9/2020
Current Status:	Performing	Net Carrying Value:	$2,470,426 (3)

Fugro N.V.
Structure:	Lease	Collateral:	Two mini geotechnical drilling vessels.
Expiration Date:	12/24/2027
Current Status:	Performing	Net Carrying Value:	$17,880,900 (4)

Ezra Holdings Limited
Structure:	Lease	Collateral:	Offshore support vessel.
Expiration Date:	6/3/2021
Current Status:	Performing	Net Carrying Value:	$2,117,690 (4)

SIVA Global Ships Limited
Structure:	Lease	Collateral:	Two liquefied petroleum gas tanker vessels.
Expiration Dates:	3/28/2022
4/8/2022
Current Status:	Performing	Net Carrying Value:	$1,451,651 (5)

Blackhawk Mining, LLC
Structure:	Lease	Collateral:	Mining equipment.
Expiration Date:	2/28/2018
Current Status:	Performing	Net Carrying Value:	$1,413,614 (5)

ICON ECI Fund Fifteen, L.P.

Portfolio Overview (Continued)

Pacific Radiance Ltd.
Structure:	Lease	Collateral:	Offshore supply vessel.
Expiration Date:	6/12/2024
Current Status:	Performing	Net Carrying Value:	$1,642,246 (5)

Jurong Aromatics Corporation Pte. Ltd.
Structure: Maturity Date:	Loan 1/16/2021	Collateral:	Equipment, plant, and machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Singapore.

Current Status:	See Discussion	Net Carrying Value:	$0 (5)

(1) Net carrying value of our investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees and the credit loss reserve.

(2) Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value of our investment in leased equipment at cost is leased equipment at cost less any outstanding indebtedness associated with the investment.

(3) Investment in finance lease is the sum of the remaining minimum lease payments receivable, the estimated residual value of the asset and the unamortized initial direct costs, less unearned income. Net carrying value is our investment in finance lease less any outstanding indebtedness associated with the investment.

(4) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as net investment in finance lease. Net investment in finance lease is the sum of the remaining minimum lease payments receivable, the estimated residual value of the asset and the unamortized initial direct costs, less unearned income. Net carrying value represents our proportionate share of the investment, less any outstanding indebtedness associated with the investment and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

(5) Net carrying value of our investment in joint ventures is calculated as follows: investment at cost plus/less our share of the cumulative net income/loss of the joint venture and less distributions received since the date of our initial investment.

ICON ECI Fund Fifteen, L.P.

Discussion

Jurong Aromatics Corporation Pte. Ltd.

Jurong Aromatics Corporation Pte. Ltd. (“Jurong”) owns and operates a $2 billion state-of-the-art aromatics plant. We participated in a subordinated loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., which was part of a $2 billion financing package that included over $500 million in equity from strategic investors. While the plant was completed on time, a combination of industry headwinds, the price decline of energy and other commodities and an economic slowdown in China and India forced Jurong into receivership, as the company did not have the liquidity to commence operations. As part of the receivership process, we are hoping that there will be a restructuring involving the senior lenders, shareholders and trade creditors that will allow us a chance to recover some of our investment.

Kyla Shipping Company

Kyla Shipping Company (“Kyla”) is a Greece-based ship management company. In 2011, we made a second lien loan secured by one of Kyla's dry bulk vessels. Currently, there are extreme headwinds facing the dry bulk market, mostly as a result of the slowdown in the Chinese economy, which for years was driven by heavy investment that fueled demand for steel, coal and iron ore. As China moves towards a consumer-driven economy, demand for these commodities has slowed significantly. Consequently, Kyla is in default on the loan and we are working with Kyla on a restructuring. In addition, given the depressed market, we have taken a credit reserve of 97% of the original cost of the vessel. Kyla is currently maintaining the vessel. We believe that, for the foreseeable future, allowing Kyla to continue to maintain the vessel while we work to restructure the loan and hope for a market recovery is the best option.

Técnicas Marítimas Avanzadas, S.A. de C.V.

On August 27, 2014, we, ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”) (collectively, “ICON”) advanced Técnicas Maritimas Avanzadas, S.A. de C.V. (“TMA”) a senior secured facility of $29,000,000 secured by two offshore supply vessels.  On November 24, 2014, such facility agreement was amended to allow for a senior secured first lien and second lien structure and to include an additional two offshore supply vessels as security for the facility. A senior secured first lien tranche of $66,000,000 was funded by an unrelated third party and ICON’s original loan of $29,000,000 was converted to the senior secured second lien tranche. As a condition to the amendment and increased facility size, TMA was required to have all four vessels under contract by March 31, 2015.

On March 31, 2015, TMA defaulted on the facility because only two of the four vessels had commenced employment.  As a result of such default, the senior lender is, among other things, entitled to receive all cash flow from the existing employed vessels to pay interest and reduce its principal balance.  The interest on ICON's tranche is currently being capitalized. While our loan has not been paid in accordance with the facility agreement, our collateral position has been strengthened as the principal balance of the senior secured first lien tranche was paid down at a faster rate. In January 2016, the remaining two previously unchartered vessels had commenced employment. ICON is currently working with the senior lender and TMA to amend the facility agreement.

ICON ECI Fund Fifteen, L.P.

Revolving Line of Credit

We have an agreement with California Bank & Trust (“CB&T”) for a revolving line of credit through May 30, 2017 of up to to $12,500,000 (the “Facility”), which is secured by all of our assets not subject to a first priority lien. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, by the present value of the future receivables under certain loans and lease agreements in which we have a beneficial interest.

The interest rate for general advances under the Facility is CB&T’s prime rate. We may elect to designate up to five advances on the outstanding principal balance of the Facility to bear interest at the London Interbank Offered Rate plus 2.5% per year. In all instances, borrowings under the Facility are subject to an interest rate floor of 4.0% per year. In addition, we are obligated to pay an annualized 0.5% fee on unused commitments under the Facility. At June 30, 2016, there were no obligations outstanding under the Facility and we were in compliance with all covenants related to the Facility.

Performance Analysis

Capital Invested as of June 30, 2016	$249,856,406
Leverage Ratio	1.11:1*
% of Receivables Collected for the Quarter Ended June 30, 2016	96.87%**

* Leverage ratio is defined as total liabilities divided by total equity.

** Collections as of September 30, 2016. The uncollected receivables relate to our investment with TMA and Kyla.

One of our objectives is to provide cash distributions to our partners. In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations. We refer to this financial measure as cash available from our business operations, or CABO. CABO is not equivalent to our net operating income or loss as determined under GAAP. Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time. We define CABO as the net change in cash during the period plus distributions to partners and investments made during such period, less the debt proceeds used to make such investments and the activity related to the Facility, as well as the net proceeds from equity raised through the sale of interests during such period, if any.

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful. CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity. CABO should be reviewed in conjunction with other measurements as an indication of our performance.

ICON ECI Fund Fifteen, L.P.

Performance Analysis (Continued)

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to partners, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make investments and Distributions to Partners

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations. By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement

+ distributions to Partners during the period

+ investments made during the period

- debt proceeds to be specifically used to make an investment

- net proceeds from the sale of Interests during the period

= CABO

Cash Available From Business Operations

for the Period January 1, 2016 through June 30, 2016

Cash balance at January 1, 2016	$18,067,904
Cash balance at June 30, 2016	$41,769,343

Net change in cash		$23,701,439

Add Back:
Distributions paid to partners from January 1, 2016 through June 30, 2016		$7,978,906

Investments made during the period
Investment in joint ventures	$7,434
Purchase of equipment	$9,875,000
Payment of debt financing costs	$1,706,250
		$11,588,684

Cash Available from Business Operations (CABO)		$43,269,029	(1)

(1) Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases.

ICON ECI Fund Fifteen, L.P.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager, and CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), a wholly-owned subsidiary of our Investment Manager and the dealer-manager of our offering, whereby we pay or paid certain fees and reimbursements to these parties. CĪON Securities was entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% were paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

In addition, we reimbursed our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering. The reimbursement of these expenses was capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests were sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.

We pay our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio. Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations. Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.

Our General Partner also has a 1% interest in our profits, losses, distributions and liquidation proceeds. We paid distributions to our General Partner of $40,094 and $79,789 for the three and six months ended June 30, 2016, respectively. We paid distributions to our General Partner of $40,204 and $79,534 for the three and six months ended June 30, 2015, respectively. Additionally, our General Partner’s interest in the net (loss) income attributable to us was $(3,428) and $19,038 for the three and six months ended June 30, 2016, respectively. Our General Partner’s interest in the net loss attributable to us was $39,506 and $20,884 for the three and six months ended June 30, 2015, respectively.

Fees and other expenses incurred by us to our General Partner or its affiliates were as follows:

			Three Months Ended June 30,		Six Months Ended June 30,
Entity	Capacity	Description	2016	2015	2016	2015
ICON Capital, LLC	Investment Manager	Management fees (1)	$446,853	$279,024	$732,775	$677,188
ICON Capital, LLC	Investment Manager	Administrative expense reimbursements (1)	376,532	393,528	707,094	796,415
Fund Fourteen	Noncontrolling interest	Interest expense (1)	102,221	102,558	204,590	203,720
			$925,606	$775,110	$1,644,459	$1,677,323

(1) Amount charged directly to operations.

ICON ECI Fund Fifteen, L.P.

Transactions with Related Parties (Continued)

At June 30, 2016, we had a net payable of $2,934,346 due to our General Partner and affiliates that primarily consisted of a note payable of $2,611,276 and accrued interest of $129,410 due to Fund Fourteen related to its noncontrolling interest in a vessel the Lewek Ambassador, and administrative expense reimbursements of $376,532 due to our Investment Manager.

At December 31, 2015, we had a net payable of $5,682,643 due to our General Partner and affiliates that primarily consisted of a note payable of $2,614,691 and accrued interest of $30,396 due to Fund Fourteen related to its noncontrolling interest in the Lewek Ambassador, and administrative expense reimbursements of $519,380 and acquisition fees of $2,437,500 due to our Investment Manager.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON ECI Fund Fifteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Balance Sheets

	June 30,	December 31,
	2016	2015
	(unaudited)
Assets
Cash	$41,769,343	$18,067,904
Net investment in notes receivable	26,590,921	30,013,756
Leased equipment at cost (less accumulated depreciation of $39,513,939 and $40,253,258, respectively)	164,964,324	183,584,053
Net investment in finance leases	19,327,507	59,683,406
Investment in joint ventures	4,521,153	13,209,019
Other assets	4,974,329	7,332,096
Total assets	$262,147,577	$311,890,234
Liabilities and Equity
Liabilities:
Non-recourse long-term debt	$118,049,009	$148,023,063
Derivative financial instruments	806,252	-
Due to General Partner and affiliates, net	2,934,346	5,682,643
Seller's credits	14,073,160	13,437,087
Deferred tax liabilities, net	260,512	-
Accrued expenses and other liablities	1,808,076	3,047,361
Total liabilities	137,931,355	170,190,154

Equity:
Partners' equity:
Limited partners	117,431,265	123,445,636
General Partner	(581,003)	(520,252)
Total partners' equity	116,850,262	122,925,384
Noncontrolling interests	7,365,960	18,774,696
Total equity	124,216,222	141,700,080
Total liabilities and equity	$262,147,577	$311,890,234

ICON ECI Fund Fifteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Statements of Operations(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue and other income:
Finance income	$1,552,870	$2,675,548	$3,828,801	$5,941,871
Rental income	11,739,716	13,195,655	23,969,220	23,996,869
Loss from investment in joint ventures	(1,928,771)	(6,921,556)	(1,263,873)	(6,265,550)
Gain on sale of assets, net	-	983,474	-	983,474
Gain on sale of susidiaries	1,492,965	-	1,492,965	-
Gain on sale of investment in joint ventures	9,427	-	9,427	-
Other income (loss)	14,701	265,619	(93,117)	(15,756)
Total revenue and other income	12,880,908	10,198,740	27,943,423	24,640,908

Expenses:
Management fees	446,853	279,024	732,775	677,188
Administrative expense reimbursements	376,532	393,528	707,094	796,415
General and administrative	550,073	702,934	977,647	1,245,862
Interest	2,145,734	1,577,520	4,629,056	3,305,632
Depreciation	8,309,405	8,419,499	16,886,050	16,497,855
Loss on derivative financial instruments	715,991	-	998,885	-
Impairment loss	-	-	-	1,180,260
Credit loss	-	1,129,563	-	1,492,229
Total expenses	12,544,588	12,502,068	24,931,507	25,195,441
Income (loss) before income taxes	336,320	(2,303,328)	3,011,916	(554,533)
Income tax expense	260,512	-	260,512	-
Net income (loss)	75,808	(2,303,328)	2,751,404	(554,533)
Less: net income attributable to noncontrolling interests	418,588	1,647,264	847,620	1,533,838
Net (loss) income attributable to Fund Fifteen	$(342,780)	$(3,950,592)	$1,903,784	$(2,088,371)

Net (loss) income attributable to Fund Fifteen allocable to:
Limited partners	$(339,352)	$(3,911,086)	$1,884,746	$(2,067,487)
General Partner	(3,428)	(39,506)	19,038	(20,884)
	$(342,780)	$(3,950,592)	$1,903,784	$(2,088,371)

Weighted average number of limited partnership interests outstanding	197,385	197,385	197,385	197,385
Net (loss) income attributable to Fund Fifteen per weighted average limited partnership interest outstanding	$(1.72)	$(19.81)	$9.55	$(10.47)

ICON ECI Fund Fifteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Statements of Changes in Equity

	Partners' Equity
	Limited			Total
	Partnership	Limited	General	Partners'	Noncontrolling	Total
	Interests	Partners	Partner	Equity	Interests	Equity
Balance, December 31, 2015	197,385	$123,445,636	$(520,252)	$122,925,384	$18,774,696	$141,700,080

Net income	-	2,224,098	22,466	2,246,564	429,032	2,675,596
Distributions	-	(3,929,829)	(39,695)	(3,969,524)	(370,578)	(4,340,102)
Balance, March 31, 2016 (unaudited)	197,385	$121,739,905	$(537,481)	$121,202,424	$18,833,150	$140,035,574

Net (loss) income	-	(339,352)	(3,428)	(342,780)	418,588	75,808
Distributions	-	(3,969,288)	(40,094)	(4,009,382)	(11,885,778)	(15,895,160)
Balance, June 30, 2016 (unaudited)	197,385	$117,431,265	$(581,003)	$116,850,262	$7,365,960	$124,216,222

ICON ECI Fund Fifteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$2,751,404	$(554,533)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Finance income	473,250	636,365
Credit loss	-	1,492,229
Rental income paid directly to lenders by lessees	-	(1,835,311)
Rental income recovered from forfeited security deposit	-	(2,638,850)
Loss from investment in joint ventures	1,263,873	6,265,550
Depreciation	16,886,050	16,497,855
Impairment loss	-	1,180,260
Interest expense on non-recourse financing paid directly to lenders by lessees	-	194,799
Interest expense from amortization of debt financing costs	424,376	194,087
Interest expense from amortization of seller's credit	377,623	150,371
Other financial loss	862,492	30,180
Deferred income taxes	260,512	-
Gain on sale of assets, net	-	(983,474)
Paid-in-kind interest	3,128	17,931
Gain on sale of subsidiaries	(1,492,965)	-
Gain on sale of investment in joint venture	(9,427)	-
Changes in operating assets and liabilities:
Other assets	2,323,165	1,913,343
Deferred revenue	983,519	(286,514)
Due to General Partner and affiliates, net	(2,751,425)	(242,877)
Distributions from joint ventures	810,427	390,992
Accrued expenses and other liabilities	(946,379)	(1,945,127)
Net cash provided by operating activities	22,219,623	20,477,276
Cash flows from investing activities:
Proceeds from sale of leased equipment	-	710,434
Investment in joint ventures	(7,434)	(40,504)
Purchase of equipment	(9,875,000)	-
Principal received on finance leases	28,693,403	2,235,965
Principal received on notes receivable	3,081,934	3,235,473
Proceeds from sale of subsidiaries	32,559,221	-
Proceeds from sale of investment in joint venture	4,502,107	-
Change in restricted cash	16,566	-
Distributions received from joint ventures in excess of profits	2,128,320	386,164
Net cash provided by investing activities	61,099,117	6,527,532
Cash flows from financing activities:
Repayment of non-recourse long-term debt	(37,675,789)	(18,361,344)
Payment of debt financing costs	(1,706,250)	(381,394)
Investments by noncontrolling interests	-	7,501
Distributions to noncontrolling interests	(12,256,356)	(1,038,312)
Repurchase of limited partnership interests	-	(59,139)
Distributions to partners	(7,978,906)	(7,953,469)
Net cash used in financing activities	(59,617,301)	(27,786,157)
Net increase (decrease) in cash	23,701,439	(781,349)
Cash, beginning of period	18,067,904	20,340,317
Cash, end of period	$41,769,343	$19,558,968

ICON ECI Fund Fifteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows (unaudited) (continued)

	Six Months Ended June 30,
	2016	2015
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,967,297	$1,877,999

Supplemental disclosure of non-cash investing and financing activities:
Vessel purchased with non-recourse long-term debt paid directly to seller	$45,500,000	$-
Vessel purchased with subordinated non-recourse financing provided by seller	$6,917,883	$-
Proceeds from sale of equipment paid directly to lender in settlement of non-recourse long-term debt and interest	$-	$4,292,780
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$-	$1,835,311

ICON ECI Fund Fifteen, L.P.

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the sections entitled Dispositions During the Quarter and Disposition Following the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or
•	Visiting www.sec.gov, or
•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.